Exhibit 23.1
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Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-282252 and 333-285341) on Form S-3 and (Nos. 333-210633, 333-216903, 333-223614, 333-230137, 333-236584, 333-254430, 333-263357, 333-270208, 333-276256, 333-277542, 333-283065, 333-285332 and 333-289255) on Form S-8 of our report dated February 19, 2026, with respect to the consolidated financial statements of Spyre Therapeutics, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
San Diego, California
February 19, 2026